Exhibit (h)(1)(c)

FORM OF

AMENDMENT TO

INVESTMENT COMPANY REPORTING MODERNIZATION SERVICES
AMENDMENT TO FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment to the Investment Company Reporting Modernization Services Amendment (the “Amendment”) dated January 12, 2021 is by and between INDEXIQ ETF TRUST (the “Fund”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	WHEREAS, the Fund and BNY Mellon are parties to a Fund Administration and Accounting Agreement dated as of October 8, 2008, as amended (the “Agreement”);

B.	WHEREAS, this Amendment is an amendment to the Investment Company Reporting Modernization Services Amendment to the Administration and Accounting Services Agreement dated June 14, 2018 (the “SEC Mod Amendment”); and

C.	WHEREAS, the Funds and BNY Mellon desire to amend the Agreement with respect to the foregoing;

TERMS:

The parties agree that:

1.	Exhibit 1 attached to the SEC Mod Amendment is hereby deleted in its entirety and replaced with Exhibit 1 attached hereto.

2.	Miscellaneous.

(a)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(b)	If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

INDEXIQ ETF TRUST

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

EXHIBIT 1

(Amended and restated as of January 12, 2021)

IQ Hedge Multi-Strategy Tracker ETF

IQ Hedge Macro Tracker ETF

IQ Real Return ETF

IQ Global Resources ETF

IQ Merger Arbitrage ETF

IQ Hedge Market Neutral Tracker ETF

IQ Hedge Long/Short Tracker ETF

IQ Hedge Event-Driven Tracker ETF

IQ 50 Percent Hedged FTSE International ETF

IQ U.S. Real Estate Small Cap ETF

IQ Enhanced Core Plus Bond U.S ETF

IQ S&P High Yield Low Volatility Bond ETF

IQ Chaikin U.S. Small Cap ETF

IQ Chaikin U.S Large Cap ETF

IQ 500 International ETF

IQ Candriam ESG US Equity ETF

IQ Candriam ESG International Equity ETF

IQ Healthy Hearts ETF